Exhibit 10.4

Enterprise Products Operating LLC

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

Confirmation Notice

Propane Sale Contract

To:	PL Propylene LLC
Attn:	Hank Jeans
Fax #:	(713) 789-8148
Date: 5/6/2008
EPO#:	PES(TS)0001
Your #:

This confirms the following transaction negotiated between Monty Wells of Enterprise Products Operating LLC and Hank Jeans of PL Propylene LLC.

Transaction Date:	May 6, 2008
Buyer:	PL Propylene LLC
Seller:	Enterprise Products Operating LLC

Contract Period:	As Specified in Exhibit A “Term”
Product:	As Specified in Exhibit A “Product”
Quantity:	As Specified in Exhibit A “Base Volume”
Delivery:	As Specified in Exhibit A “Delivery Point”
Contract Price:	As Specified in Exhibit A “Sales Price”
Payment Terms:	As Specified in Exhibit A “Payment”

Comments:	Exhibit A, Exhibit B and Exhibit C “General Terms and Conditions” are incorporated herein.

Buyer must meet Seller’s credit requirements. Prepayment or Letter of Credit may be required.

Enterprise Products Operating LLC Natural Gas Liquids Purchase, Sale or Exchange General Terms and Conditions are incorporated herein by this reference for all purposes.

Unless Counterparty provides Enterprise with written notification of objection to the contents hereof within three (3) days after receipt of same, the contents herein shall be deemed for all purposes to be an accurate record of the Agreement between Counterparty and Enterprise.

PL Propylene LLC	Enterprise Products Operating LLC
By Enterprise Products OLPGP, Inc.,
its sole manager

By:	By:

EXHIBIT A
TO CONFIRMATION NOTICE
PES08(TS)0001

BUYER:	PL Propylene LLC

TERM:

Commencing on the date that Buyer delivers a notice to Enterprise of the mechanical completion of Buyer’s plant operation located at the Delivery Point (such date of mechanical completion is currently estimated to be April of 2010 and terminating on the date five (5) years after the start-up date of Buyer’s plant operation located at the Delivery Point, with such start-up estimated to be June of 2010, and evergreen thereafter for successive three year terms unless canceled by either Party giving one year prior written notice of cancellation. Buyer shall deliver to Enterprise from time to time notices of any changes to Buyer’s estimated of the actual start-up date of Buyer’s plant operation located at the Delivery Point.

PRODUCT:	NON ODORIZED Propane meeting the attached Enterprise Mont Belvieu Propane Specification attached hereto as Exhibit B.

BASE VOLUME:

The Buyer agrees to purchase and the Seller agrees to sell one hundred percent of Buyer’s Product requirements for Buyer’s plant located at the Delivery Point, up to the Contract Maximum Volume of ***** barrels of Product per day.

NOMINATION:	Buyer will nominate its monthly Base Volume requirements to Seller by the 25th calendar day of the month prior to the delivery month. The Product will be priced as specified in Sales Price (A).

ADDITIONAL VOLUME:

Buyer shall have the right to increase its Product requirements up to the Contract Maximum of ***** barrels per day of Product during the delivery month by giving Seller written notice one business day prior to the day the increased volume requirement is to commence. The increased Product volume will be priced as specified in Sales Price (B).

UNDER RECEIVED VOLUME:

The “Under Received Volume” is the volume difference between the Nominated Base Volume requirement plus the Additional Volume requirement less the actual monthly received/delivered volume. If Seller has provided Product at the Delivery Point and Buyer fails in any month to take all of its Nominated Base Volume and Additional Volume requirements for such month, then Buyer will purchase the Under Received Volume at ***** and Seller will store the Under Received Volume Product and will deliver such Under Received Volume to Buyer as the first volume delivered in the subsequent calendar month.

DELIVERY POINT:	The flange connection between Enterprise’s Ship Channel Pipeline and the Buyer’s plant.

SALES PRICE:	(A) Base Volume - The OPIS Mont Belvieu Non TET monthly propane average price for the month of delivery plus the Pipeline Fee plus the ratable delivery premium of $***** per gallon.

(B) Additional Volume - The OPIS Mont Belvieu Non TET propane average price plus the Pipeline Fee plus $***** per gallon for the period beginning the first pricing day of the month after the notice of the increased requirement has been sent by Buyer and received by Seller and continuing through the last day of the month or other mutually agreed time period.

INTERIM SALES PRICE:	The Interim Sales Price will be based on the OPIS Mont Belvieu Non TET first business day of the month average propane price plus the Pipeline Fee and plus $***** per gallon.

PIPELINE FEE:	The Pipeline Fee will be determined annually by escalating the fee of $***** per gallon by the annual FERC Oil Pipeline Index effective July 1, 2009 and each July 1 in subsequent years.

INVOICES:

Seller will interim invoice Buyer twice monthly based on Product delivered from the 1st through the 15th day of the month and the 16th through the last day of the month based on the Interim Sales Price. Seller will send a final invoice after month end based on the actual Sales Prices. Any amounts due after crediting the interim invoice against the actual invoice will be paid by the Party owing the other Party.

In the event Seller determines that Buyers credit is insufficient to allow bi-monthly invoicing, then Seller may, in addition to any other rights under this Agreement, increase the frequency of invoicing as necessary.

CREDIT:

Enterprise may in its sole judgement require Buyer to provide credit assurance in an amount and type deemed by Enterprise that may include a letter of credit, prepayment or other remedies in addition to Enterprise’s rights as specified in Exhibit C.

BUYER’S FAILURE TO PERFORM

Notwithstanding anything else in this Contract to the contrary, if Buyer fails to (1) commence Plant construction by January 1, 2009 or (2) complete construction by December 31. 2010 or (3) lose project funding at anytime or (4) determine to no longer pursue construction of the project, then Seller may terminate this contract upon giving Buyer 15 days written notice of termination.

PAYMENT:	Buyer is to pay via wire transfer 5 business days from receipt of each invoice and appropriate supporting documents.

OTHER:

It is specifically recognized and agreed that performance under this contract is conditioned upon the (i) Buyers receipt of secured financing for Buyer’s plant located at the Delivery Point on or before May 31, 2008 and (ii) approval of the contract by Enterprise Products OLPGP, Inc., the sole manager of Enterprise Products Operating LLC within thirty calendar days of notice from Buyer that it has secured project financing (“the Approval Date”). In the event the required conditions have not been timely met, this contract shall terminate as of the close of business on the Approval Date.

Exhibit “B”

Reissue: 5/1/02

Date:

ENTERPRISE PRODUCTS OPERATING L.P.

ENTERPRISE®

PROPANE

COMPONENT	TEST METHODS	SPECIFICATIONS
Vapor Pressure, PSIG @ 100°F	ASTM D-1267	208 max.
Volatile Residue:
Temperature @ 95% evaporation	ASTM D-1837	-37°F max.
Corrosion, Copper Strip	ASTM D-1838	No. 1
Total Sulfur	ASTM D-4045	123 ppm wt, max.
Propylene	ASTM D-2163	5.0 Liq. Vol.% max.
Propane	ASTM D-2163	90.0 Liq. Vol.% min.
Butanes & Heavier	ASTM D-2163	2.5 Liq. Vol.% max.
Water Content	VISUAL	No Free Water
Residual Matter Residue on evaporation of 100 ml, max. Oil Stain Observation	ASTM D-2158	0.05 ml. Pass

NOTES ON TEST METHODS: Method numbers listed above, beginning with the letter “D,” are American Society for Testing and Materials (ASTM), Standard Test Procedures. The most recent year revision for the procedures will be used.

Contaminants -The specification defines only a basic purity for this product. This product is to be free of any contamination that might render the product unusable for its commonly used applications. Specific contaminants include (but are not limited to) dirt, rust, scale, and all other types of solid contaminants, caustics, chlorides, heavy metals, and oxygenates.

Specification Committee:

Approval:	Wayne Mullins	Bob Sanders	James Germentz
	Quality Control	Business Management	Operations

B-1

Exhibit C”
Enterprise Products Operating LLC

Natural Gas Liquids Purchase, Sale or Exchange
General Terms and Conditions

1.                                       AGREEMENT: Pursuant to the terms and conditions set forth in these Natural Gas Liquids Purchase, Sale or Exchange General Terms and Conditions (“General Terms”) and the applicable Confirmation Notice, Delivering Party shall sell or exchange, as applicable, and Receiving Party shall purchase or exchange, as applicable, the Product set forth in the Confirmation Notice. Written offers and acceptances may be exchanged between the parties by mail, courier, delivery service, facsimile or hand delivery. Offers and acceptances may also be exchanged by verbal communications; provided, that the agreement resulting from such verbal communications shall be deemed by the parties to be evidenced by a facsimile confirming such agreement unless the party receiving it gives written notice of objection to its contents within three days after it is received.

2.                                       DEFINITIONS: As used herein

2.1.                              “Agreement” shall mean (i) General Terms; (ii) the applicable Confirmation Notice; (iii) the Attachments, Exhibits, and Schedules referenced within or attached to the Confirmation Notice; and (iv) any amendments executed pursuant to the provisions of the Agreement.

2.2.                              “Confirmation Notice” shall mean the writing evidencing the offer and acceptance for the purchase, sale or exchange transaction(s) contemplated by the Parties to which this Exhibit C is attached.

2.3.                              “Delivering Party” shall mean Enterprise Products Operating LLC the “Enterprise” described in the Confirmation Notice and the party that is delivering Product under this Agreement.

2.4.                              “Receiving Party” shall mean PL Propylene LLC, the “Buyer” described in the Confirmation Notice and the party that is receiving Product under this Agreement.

2.5.                              “Product” shall mean the liquid hydrocarbons described in the Confirmation Notice.

3.                                       PRECEDENCE: In the event of a conflict between the provisions of the documents that comprise this Agreement, the provisions of the documents shall take precedence and govern and control the rights, obligations and duties of the parties in the following order of priority:

3.1.                              The Confirmation Notice;

3.2.                              Attachment A to the Confirmation Notice,

3.3.                              Attachment B (Product Quality),

3.4.                              Attachment C “General Terms and Conditions.

4.                                       REPRESENTATIONS AND WARRANTIES:

4.1.                              Delivering Party represents and warrants to the Receiving Party that:

4.1.1.                     Delivering Party has good title to the Product delivered by it hereunder or the right to deliver same, and DELIVERING PARTY AGREES TO INDEMNIFY, DEFEND AND HOLD RECEIVING PARTY HARMLESS FROM AND AGAINST ANY LOSS, CLAIM OR DEMAND BY REASON OF ANY FAILURE OF SUCH TITLE OR RIGHT OR BREACH OF THIS WARRANTY; and

4.1.2.                     Product delivered hereunder shall be delivered in full compliance with all federal and state laws, rules and regulations and orders that may be applicable thereto; and

4.1.3.                     Product delivered hereunder shall be free from all taxes, liens, claims or other charges.

4.2.                              Receiving Party represents and warrants to the Delivering Party that:

4.2.1.                     Receiving Party is knowledgeable and aware that the Product delivered hereunder are hazardous materials and Receiving Party is sophisticated and knowledgeable of (i) the hazards and risks associated with such Product, and (ii) the handling, receipt, transportation, storage and use of such Product;

4.2.2.                     Product received hereunder shall be received in full compliance with all applicable federal and state laws, rules and regulations and orders that may be applicable thereto; and

4.2.3.                     Receiving Party is knowledgeable and aware that odorant loss, degradation or absorption may occur during the transportation and storage of Product and the resulting potential for lack of warning of Product presence.

4.3.                              EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATIONS OR WARRANTIES, EXPRESS, IMPLIED OR STATUTORY, WITH RESPECT TO THE PRODUCT OR OTHERWISE, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

5.                                       DELIVERY:

5.1.                              Delivery shall be made at times within the usual business hours of the delivering or receiving terminal. The Receiving Party shall specify, by reasonable advance notice, necessary shipping instructions to the Delivering Party, and the Delivering

Party shall prepare and deliver to the Receiving Party copies of bills of lading and other shipping papers as may be agreed.

5.2.                              For exchanges, aggregate quantities delivered by the respective parties shall be kept in reasonable balance at all times, unless otherwise agreed to in writing in advance by the parties. On termination of the exchange, deliveries shall be continued to the deficient party until the quantities are equal, unless the parties agree otherwise.

5.3.                              When delivery is point of origin, delivery shall be deemed by the parties to have been completed:

5.3.1.                     To pipelines, when the Product has passed the downstream flange of the meter equipment metering the Product for delivery or when the Product has otherwise been taken into custody by the pipeline.

5.4.                              When delivery is point of destination, delivery shall be deemed by the parties to have been completed:

5.4.1.                     From pipelines, when the Product has passed the upstream flange of the Delivery Point.

5.5.                              After completion of delivery of Product by the Delivering Party, Delivering Party shall not be liable to Receiving Party for reductions in quantity or degradations of quality of such Product after such Product is in the custody of Receiving Party or Receiving Party’s designee.  Receiving Party agrees that, after delivery, the handling, care or use of Product shall be at the Receiving Party’s sole risk and expense.

5.6.                              When by an in-line transfer, upon execution of the order by the pipeline carrier.

5.7.                              When an inventory transfer, delivery shall be deemed complete upon receipt of acceptable documentation.

6.                                       ODORIZATION:

6.1.                              Unless otherwise expressly specified on the face of the Confirmation Notice by the Receiving Party, the Receiving Party hereby warrants, represents and certifies to the Delivering Party that ODORIZATION OF THE PRODUCT IS NOT REQUIRED, because odorization would be harmful in the use or further processing of the Product or would serve no useful purpose as a warning agent in such use or further processing.

7.                                       QUANTITY: The quantity or volume of Product to be delivered hereunder is set forth in the Confirmation Notice.

8.                                       PRICE: If a price specified herein includes a payment or allowance of any common carrier transportation charges by the Delivering Party, the price shall be adjusted to reflect changes in common carrier rates for such transportation in effect at the date of transport.

9.                                       PASSAGE OF TITLE AND RISK OF LOSS: TITLE TO THE PRODUCT AND RISK OF LOSS FOR THE PRODUCT SHALL PASS TO THE RECEIVING PARTY UPON DELIVERY AT THE DELIVERY POINT.

10.                                 MEASUREMENT: Unless otherwise set forth in the Confirmation Notice, the quantity of Product covered hereunder shall be measured in the manner customarily utilized at the point of delivery, in accordance with the following:

10.1.                        For deliveries into or out of pipelines, quantity shall be determined by turbine or positive displacement pipeline meters in accordance with API Manual of Petroleum Measurement Standards.

10.2.                        Turbine or positive displacement meters used for quantity determinations shall not allow vapor return.

10.3.                        All quantities shall be adjusted to sixty degrees Fahrenheit and equilibrium vapor pressure of the Product at sixty degrees Fahrenheit.

10.4.                        Volume and compressibility correction factors shall be determined from referenced API tables or computer programs used to generate these tables.

11.                                 CLAIMS:

11.1.                        The Delivering Party shall have no liability to the Receiving Party for any shortage in quantity (determined using industry standard outage tables and temperature correction calculations) or defect in quality of Product sold and delivered hereunder unless a) the Receiving Party gives the Delivering Party notice of the Receiving Party’s claim by telex, electronic or other written means within forty-eight (48) hours after the Receiving Party discovers such defect. The Delivering Party shall have no liability for any defect in any Product which has been commingled in any way with a similar Product obtained elsewhere or with a different Product, regardless of where obtained. Every notice of claim shall set forth fully the facts upon which the claim is based. Any claim of any kind by the Receiving Party based upon or arising out of this Agreement or otherwise shall be barred unless asserted by the Receiving Party by the commencement of an action within (12) twelve months after the delivery of the Product or other event, action or inaction to which such claim relates. The Receiving Party’s exclusive remedy for any and all claims for loss or damage arising out of this Agreement, including but not limited to any alleged breach of warranty, breach of contract, negligence or strict liability, shall be limited at the Delivering Party’s option to either the refund of the purchase price or the replacement of the particular Product upon which a claim is based. IN NO EVENT SHALL THE DELIVERING PARTY BE LIABLE FOR PROSPECTIVE PROFITS OR SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, WHETHER OR NOT ARISING OUT OF NEGLIGENCE.

12.                                 QUALITY:

12.1.                        All Product delivered under this Agreement shall meet the specifications for that Product, if any, set forth in Attachment B (Product Quality) to the Confirmation Notice and/or Product Quality Specifications attached to this Agreement.

12.2.                        If no Product specifications are set forth in the Agreement, delivered Product shall in all respects meet the latest Gas Processors Association specifications for that Product and contain no deleterious substances or concentrations of any contaminants that may make it or its components commercially unacceptable in general industry practice.

12.3.                        Any requirements of Receiving Party pertaining to potential contaminants and/or specific hydrocarbon composition not listed in the Product Quality Specifications must be identified by Receiving Party and allowable concentrations agreed to in writing by both parties prior to the delivery.

13.                                 MATERIAL SAFETY DATA SHEETS: The Receiving Party acknowledges receipt of the Delivering Party’s Material Safety Data Sheet for each Product specified in the Confirmation Notice and its awareness of the hazards or risks in handling or using each Product. The Delivering Party and the Receiving Party shall maintain compliance with all safety and health related governmental requirements concerning each Product. The Receiving Party shall take steps as are reasonable and practicable to inform its employees, agents, contractors and customers of any hazards or risks associated with the Product, including but not limited to dissemination of pertinent information contained in the Material Safety Data Sheet, as appropriate.

14.                                 INSPECTION:

14.1.                        Unless otherwise specified Receiving Party shall provide gauging, sampling and testing at no cost to Delivering Party. Each party shall be entitled to have its representatives present during loading, unloading, sampling, testing and measuring.

14.2.                        If the Receiving Party has reason to believe that Product does not meet the quality specifications under the Agreement, the parties shall collect a Product sample and submit same to a mutually agreeable independent laboratory for analysis. The results obtained by the independent laboratory shall be conclusive. Costs for the sampling and testing shall be borne equally by the parties.

14.3.                        Either party may secure third party inspectors to perform gauging, sampling, and testing. Unless otherwise agreed to in writing, such gauging, sampling and testing shall be at the sole expense of the requesting party.

15.                                 INVOICES AND TERMS OF PAYMENT: Invoices will be prepared by the Delivering Party and transmitted to the Receiving Party from time to time as set forth in the applicable Confirmation Notice. Each delivery of Product hereunder shall be considered a lot, and the Receiving Party shall be liable to pay the agreed price for such Product without regard to Delivering Party’s breach or failure to deliver subsequent Product. Unless otherwise specified in the Confirmation Notice, payment shall be made within five (5) days of receipt of invoice and supporting documentation by wire transfer of immediately available US funds to the account specified in the applicable invoice. All sums due under any invoice shall be payable without discount upon receipt of said invoice. If payment is not made within the specified time, Delivering Party, at its sole election and in its sole discretion:

15.1.                        May offset all or any portion of the undisputed unpaid balance against funds owed by the Delivering Party under this Agreement or any other agreement between the parties; and/or

15.2.                        Shall be entitled to recover its reasonable costs of collection, institution of any suit or advice or service incident to the breach of any other condition of this agreement by the Receiving Party and on account of bankruptcy proceedings by or against the Receiving Party, including attorney’s fees; and/or

15.3.                        Shall be entitled to collect interest for late payments from the due date to date of payment at the lesser of 1) the rate of interest established by Chase Manhattan Bank, New York, N.Y., from time-to-time as its prime rate, or 2) the maximum non-usurious interest rate which may be charged pursuant to applicable Texas law, Article 5069-1.04 Texas Rev. Civ. Stat, as amended; and/or

15.4.                        May, upon notice suspend deliveries until the Receiving Party has paid in full for all Product delivered.

15.5.                        May require Receiving Party to pay cash at the time of delivery; or provide such other collateral security as Delivering Party in its discretion may specify; and/or

15.6.                        May, upon notice and 15 calendar days opportunity to cure, terminate this Agreement or any portion hereof immediately and without notice.

Delivering Party’s exercise of any rights reserved under this Section 17 shall be without prejudice to any claim for damages or other rights or remedies available to it under this Agreement or applicable law.

16.                                 FINANCIAL RESPONSIBILITY: Delivering Party’s obligations to commence performance under this Agreement are expressly conditioned upon satisfaction by Receiving Party of Delivering Party’s credit terms and requirements. Notwithstanding anything to the contrary in this Agreement, if in the sole judgment of Delivering Party, the financial responsibility of Receiving Party becomes impaired or unsatisfactory, advance cash payment or acceptable security (including but not limited to a letter of credit in a form acceptable to the Delivering Party from a financial institution acceptable to Delivering Party) may be required by Delivering Party, and if Receiving Party fails to provide such payment or security, Delivering Party may, without waiving any rights or remedies: (i) withhold further deliveries until such payment or security is received; or (ii) terminate this Agreement, without prejudice to any rights or remedies it may have hereunder or by law, in either case by giving written notice to the Receiving Party.

Receiving Party’s duty to provide the specified credit assurance shall be a condition precedent to Delivering Party’s obligation to perform under this Agreement. Delivering Party’s right of strict performance of the Receiving Party’s obligations shall not be affected by any previous waiver, forbearance or course of dealing.

17.           FORCE MAJEURE: If either party is rendered unable, wholly or in part, to perform its obligations under this Agreement (other than to make payments due hereunder) due to force majeure, defined herein as any cause or causes beyond the control of the party affected (including but not limited to fire; explosion; riots; strikes; labor disputes; breakdown of machinery; compliance voluntary or involuntary with any law, order, rule, regulation, recommendation, or request, whether valid or invalid, of any government or international agency or authority or person purporting to act thereunder; shortage, allocation or failure of the usual means of transportation of Product or supplies; partial or total failures or shortages in supply, or inability for any reason to obtain supplies; or inability for any reason to obtain materials to be used in the manufacture of Product), then upon the affected party giving prompt notice and full particulars of such force majeure to the other party, the obligations of the affected party shall be suspended for the duration of such inability to perform, and such cause shall so far as possible be remedied with all reasonable dispatch.  Notwithstanding the foregoing, it is understood and agreed that the settlement of strikes or lockouts shall be entirely within the discretion of the party having the difficulty. The above requirement that any force majeure shall be remedied with all reasonable dispatch shall not require the settlement of strikes or lockouts by acceding to the demands of the opposing party when such course is inadvisable in the discretion of the party having the difficulty.

18.           INDEMNITIES AND LIABILITY:

18.1.        DELIVERING PARTY AGREES, TO THE FULLEST EXTENT PERMITTED BY LAW AND REGARDLESS OF THE PRESENCE OR ABSENCE OF INSURANCE, TO: DEFEND, INDEMNIFY AND HOLD RECEIVING PARTY, ITS DIRECTORS, OFFICERS, EMPLOYEES, BORROWED SERVANTS AND AGENTS HARMLESS FROM ANY AND ALL CLAIMS, DEMANDS, CAUSES OF ACTION, COSTS AND EXPENSES (INCLUDING COURT COSTS, ANY COST OR EXPENSE OF INCIDENT INVESTIGATION AND REASONABLE ATTORNEY’S FEES), OR ANY LIABILITY ARISING FROM OR ON ACCOUNT OF INJURY, DEATH OR DAMAGE WHICH OCCUR BEFORE DELIVERY OF PRODUCT TO RECEIVING PARTY UNDER THIS AGREEMENT AND/OR ARISE IN CONNECTION WITH DELIVERING PARTY’S OR ITS REPRESENTATIVE’S OR AGENT’S LOADING, TRANSPORTATION, STORAGE, OR HANDLING OF PRODUCT COVERED BY THIS AGREEMENT; PROVIDED, HOWEVER, DELIVERING PARTY’S INDEMNITY OBLIGATION SHALL NOT APPLY TO THE EXTENT THAT THE RECEIVING PARTY’S SOLE NEGLIGENCE, GROSS NEGLIGENCE OR WILLFUL MISCONDUCT IS DETERMINED TO BE THE CAUSE OF SUCH INJURIES OR DAMAGES, BUT SUCH INDEMNITY SHALL BE APPLICABLE DESPITE THE CONCURRENT NEGLIGENCE OF THE RECEIVING PARTY.

18.2.        RECEIVING PARTY AGREES, TO THE FULLEST EXTENT PERMITTED BY LAW AND REGARDLESS OF THE PRESENCE OR ABSENCE OF INSURANCE, TO: DEFEND, INDEMNIFY AND HOLD DELIVERING PARTY, ITS DIRECTORS, OFFICERS, EMPLOYEES, BORROWED SERVANTS AND AGENTS HARMLESS FROM ANY AND ALL CLAIMS, DEMANDS, CAUSES OF ACTION, COSTS AND EXPENSES (INCLUDING COURT COSTS, ANY COST OR EXPENSE OF INCIDENT INVESTIGATION AND REASONABLE ATTORNEY’S FEES), OR ANY LIABILITY ARISING FROM OR ON ACCOUNT OF INJURY, DEATH OR DAMAGE WHICH OCCUR DURING OR AFTER DELIVERY OF PRODUCT TO RECEIVING PARTY UNDER THIS AGREEMENT AND/OR ARISE IN CONNECTION WITH RECEIVING PARTY’S OR ITS REPRESENTATIVE’S OR AGENT’S LOADING, TRANSPORTATION, STORAGE, OR HANDLING OF PRODUCT COVERED BY THIS AGREEMENT; PROVIDED, HOWEVER, RECEIVING PARTY’S INDEMNITY OBLIGATION SHALL NOT APPLY TO THE EXTENT THAT THE DELIVERING PARTY’S SOLE NEGLIGENCE, GROSS NEGLIGENCE OR WILLFUL MISCONDUCT IS DETERMINED TO BE THE CAUSE OF SUCH INJURIES OR DAMAGES, BUT SUCH INDEMNITY SHALL BE APPLICABLE DESPITE THE CONCURRENT NEGLIGENCE OF THE DELIVERING PARTY.

19.           INSURANCE:

19.1.        Unless Receiving Party is self-insured and has provided Delivering Party satisfactory evidence of such self-insurance acceptable to Delivering Party, in its sole discretion, Receiving Party agrees to procure and maintain or cause its agents, contractors and their subcontractors, and representatives to procure and maintain insurance coverage. Such insurance shall be in compliance with the requirements of the law of the state in which delivery of the Product will occur with respect to the receipt of product hereunder and/or activities related thereto.

19.2.        Delivering Party shall retain the right, in its sole discretion, upon thirty days advance written notice to Receiving Party, to require reasonable insurance coverage greater than the requirements of the law of the state in which delivery of the Product will occur.

19.3.        Receiving Party acknowledges and agrees that Delivering Party shall not insure Receiving Party’s products, servants and/or property, nor the Product(s), property and/or servants of others. Insurance required by the above provisions, if any, and deductibles associated therewith shall be carried and paid, as applicable, by the Receiving Party at its own expense.

19.4.        If Receiving Party carries any insurance on its Product(s), property and/or servants, Receiving Party and Receiving Party’s insurance carrier(s) shall waive subrogation against Delivering Party, its affiliates, subsidiaries and parents and its and their officers, employees, representatives and agents. Copies of such waivers shall be furnished to Delivering Party.

20.           ASSIGNMENT: This Agreement shall extend to and be binding upon the parties hereto, their successors and assigns, but it is expressly agreed that neither party shall assign this Agreement without the prior written consent of the other party, which consent shall not be unreasonably withheld; provided, however, that the Delivering Party hereby consents to any mortgage, encumbrance, grant of lien on or collaterally assignment all of Receiving Party’s its interests under this Agreement in connection with any financing with respect to Receiving Party’s plant located at the Delivery Point and such consent extends to and includes the exercise of any rights and remedies any secured party’s under such mortgage, encumbrance, lien or collateral assignment may have thereunder or otherwise available under applicable law, including any subsequent assignments in connection therewith.

21.           NOTICE: Any notice hereunder shall be in writing and shall be delivered personally, by mail, or by facsimile to the party’s address set forth in the Agreement, unless changed by notice. Notice shall be deemed to have been given on the date of the delivery thereof to the party receiving such notice.

22.           AUDIT: Each party and its duly authorized representatives shall have access to the accounting records and other documents maintained by the other party which relate to the measurement, composition or handling of the Product being delivered under this Agreement. Each party shall have the right to audit such records once a year at any reasonable time or times within twenty-four (24) months of the rendition of any statement or invoice forming the basis of such claim. Neither party shall make claim on the other for any adjustment after said twenty-four month period.

23.           TAXES: Any tax, fee, charge or other extraction, now or hereafter enacted, levied or assessed by any federal, state, local or other governmental authority upon, or as a result of the transaction(s) herein provided for, or the goods or source materials thereof which are the subject matter of this Agreement, shall, if paid or payable by Delivering Party, regardless of whether paid or payable by Delivering party directly to the collecting authority or to a third party collecting or being reimbursed for having paid such tax, fee, charge or other extraction, be paid by Receiving Party on demand by Delivering Party. The party having title thereto at the time of such assessment shall pay personal property taxes levied or assessed by any governmental authority upon the Product covered by this Agreement. Receiving Party shall furnish Delivering Party proper exemption certificate(s) where tax exemption is claimed on any Product(s) delivered hereunder.

24.           LIMITATION OF LIABILITY: NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR ANY LOST PROFITS OR INDIRECT, INCIDENTAL, PUNITIVE, EXEMPLARY, CONSEQUENTIAL OR SPECIAL DAMAGES.

25.           ALLOCATION: Receiving Party waives and agrees not to exercise any rights it may have under any federal or state allocation rules or regulations to call upon Delivering Party to make Product available to Receiving Party after the expiration of this Agreement; provided such rule or regulation does not make it mandatory for Delivering Party to supply the Product.

26.           U.S. GOVERNMENT SUBCONTRACT REQUIREMENTS: If this contract is a subcontract under contract(s) with the Government, it incorporates by this reference, and each party shall always comply with, all provisions required by all laws, regulations, and orders applicable to a covered subcontract, including without limitation those relating to equal employment opportunity, utilization of minority business enterprises and employment of the handicapped.

27.           BRAND NAMES: Unless otherwise specifically agreed to by the parties in writing, Receiving Party shall not represent, or authorize or permit any other person to represent, that Product delivered hereunder is the Product of Delivering Party. All Product delivered hereunder shall be used or sold under Receiving Party’s brand names or under brand names approved by Delivering Party, and Receiving Party shall not allow said Product to be used or sold under any other brand names.

28.           CONDUCT OF PARTIES’ BUSINESS: Each party in the performance of this Agreement is engaged in an independent business, and nothing herein contained shall be construed as giving either party any right to control the other party in any way in the performance of the other party’s business. Neither party shall have any right to exercise control over any of the other party’s employees, representatives, agents or contractors of any level except to the extent of any safety requirements for delivery of Product under this Agreement.

29.           GOVERNING LAW: THIS AGREEMENT SHALL BE SUBJECT TO THE JURISDICTION OF, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH. THE LAWS OF THE STATE OF TEXAS.

ANY LEGAL ACTION OR PROCEEDING AGAINST A PARTY WITH RESPECT TO THIS AGREEMENT SHALL BE BROUGHT EXCLUSIVELY IN A FEDERAL OR STATE COURT LOCATED IN THE SOUTHERN DISTRICT OF TEXAS; AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE PARTIES IRREVOCABLY ACCEPT FOR THEMSELVES AND IN RESPECT OF THEIR PROPERTY, GENERALLY, IRREVOCABLE AND UNCONDITIONALLY, THE JURISDICTION OF THESE COURTS.

30.           CONFIDENTIALITY: Each party shall hold as confidential any information concerning the terms of this Agreement.

31.           SEVERABILITY: The invalidity of any one or more covenants or provisions of this Agreement shall not affect the validity of any other provision hereof or of this Agreement as a whole. In case of any such invalidity, this Agreement shall be construed to the maximum extent possible as if such invalid provision had not been included herein.

32.           NO THIRD PARTY BENEFICIARY: Nothing in this Agreement shall entitle any persons other than Delivering Party or Receiving Party or their successors or assigns, to any claim, cause of action, remedy or right of any kind relating to the transaction(s) contemplated by this Agreement.

33.           WAIVER: Waiver by either party of the breach of any provision(s) hereof by the other party shall not be deemed to be a waiver of the breach of any other provision(s) hereof or of any subsequent or continuing breach of such provision(s).

34.           ALTERATIONS: This Agreement contains the entire Agreement of the parties respecting the matters addressed herein, and no oral promises, agreements or warranties shall be deemed a part hereof. Nor shall any alteration or amendment of this Agreement or waiver of any of its provisions be binding upon either party hereto unless the same is in writing and signed by the party to be charged, except as provided in Paragraph 1 above.

35.           CONSTRUCTION OF AMBIGUITY: The parties acknowledge and agree that the terms and conditions of this Agreement were freely negotiated and drafted by the parties. The parties expressly agree that: in the event of any ambiguity in any of the terms and conditions of this Agreement (including any Attachments, Exhibits or Schedules hereto whether or not placed of record), such ambiguity shall not be construed for or against any party hereto on the basis that such party did or did not author the same.

36.           HEADINGS: The headings of the Articles, Sections and Paragraphs of this Agreement are for convenience of reference only and shall not constitute a part nor modify, define or limit any of the terms or provisions hereof.

37.           TEXAS DECEPTIVE TRADE PRACTICES (CONSUMER PROTECTION) ACT: THE PARTIES CERTIFY THAT THEY ARE NOT “CONSUMERS” WITHIN THE MEANING OF THE TEXAS DECEPTIVE TRADE PRACTICES (CONSUMER PROTECTION) ACT, SUBCHAPTER E OF CHAPTER 17, SECTIONS 17.41, ET SEQ., OF THE TEXAS BUSINESS AND COMMERCE CODE, AS AMENDED (“DTPA”). THE PARTIES COVENANT FOR THEMSELVES AND FOR AND ON BEHALF OF ANY SUCCESSOR OR ASSIGNEE THAT IF THE DTPA IS APPLICABLE TO THIS AGREEMENT: (1) THE PARTIES ARE “BUSINESS CONSUMERS” AS THAT TERM IS DEFINED IN THE DTPA; (2) OTHER THAN SECTION 17.555 OF THE TEXAS BUSINESS AND COMMERCE CODE, EACH PARTY HEREBY WAIVES AND RELEASES ALL OF ITS RIGHTS AND REMEDIES THEREUNDER AS APPLICABLE TO THE OTHER PARTY AND ITS SUCCFESSORS AND ASSIGNS; AND (3) EACH PARTY SHALL DEFEND AND INDEMNIFY THE OTHER PARTY FROM AND AGAINST ANY AND ALL CLAIMS OF OR BY THE INDEMNIFYING PARTY OR ANY OF ITS SUCCESSORS AND ASSIGNS OR ANY OF ITS OR THEIR AFFILIATES OR SUBSIDIARIES BASED IN WHOLE OR IN PART ON THE DTPA AND ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT.